Exhibit 99.1

Great Elm Capital Corp. Announces THIRD Quarter 2021 Financial Results

Company to Host Quarterly Conference Call at 11:00 AM ET Today

WALTHAM, MA, November 5, 2021 – Great Elm Capital Corp. (“we,” “us,” “our,” or “GECC,”) (NASDAQ: GECC), a business development company, today announced its financial results for the third quarter and nine months ended September 30, 2021.

Financial and Operating Highlights

▪	Net investment income (“NII”) for the quarter was $1.6 million, as compared to NII of $2.1 million for the quarter ended June 30, 2021, and $1.9 million for the quarter ended September 30, 2020.
▪

NII per share was $0.07 based on weighted average shares outstanding of 23,914,447 for the quarter ended September 30, 2021, as compared to NII per share of $0.09, based on weighted average shares outstanding of 23,508,232 for the quarter ended June 30, 2021.

▪

NII was impacted by certain one-time items primarily related to legal fees incurred in connection with a legacy Full Circle investment which resulted in a reduction to NII of approximately $0.02 per share in the quarter ended September 30, 2021.

▪

Acquired a majority equity interest in Lenders Funding, LLC (“Lenders Funding”), a private funding and risk sharing source for factors and asset-based lenders, in a transaction that strategically enhances GECC’s specialty finance platform.

▪	Issued $13.25 million of equity at NAV in connection with the Lenders Funding transaction to support its growth.
▪	Net assets grew to approximately $99.4 million on September 30, 2021, as compared to $91.7 million on June 30, 2021, and $79.6 million on December 31, 2020.
▪	NAV per share was $3.70 as of September 30, 2021, compared to $3.90 as of June 30, 2021, and $3.46 at December 31, 2020.
▪	As of September 30, 2021, GECC’s asset coverage ratio was approximately 163.8%, compared to 166.2% as of June 30, 2021, and 167.1% as of December 31, 2020.
▪	Board of directors approved a quarterly dividend of $0.10 per share for the first quarter of 2022, consistent with the quarterly dividends declared in 2021.

Management Commentary

Peter A. Reed, GECC’s Chief Executive Officer, stated, “We continued to grow net assets during the quarter and further diversified our business with the acquisition of a majority ownership stake in Lenders Funding. This transaction furthers GECC’s vision of growing its specialty finance platform and we expect will provide GECC with additional access to proprietary overflow opportunities in addition to visibility into the specialty finance market. We continue to build upon our strategy of creating a portfolio of specialty finance solutions with the ability to service the lending needs of small businesses at varying stages of their development. We deployed $71.1 million into new investments during the quarter and grew total investments to $246.7 million at fair value as of September 30, 2021. We are encouraged by the portfolio’s outlook and our robust pipeline of new investments.”

Financial Highlights – Per Share Data(1)

	Q3/2020[1]	Q4/2020[1]	Q1/2021[1]	Q2/2021[1]	Q3/2021[1]
Earnings Per Share (“EPS”)	$0.72	($0.43)	$0.53	$0.11	($0.13)
Net Investment Income (“NII”) Per Share	$0.18	$0.07	$0.06	$0.09	$0.07
Net Realized Gains / (Losses) Per Share	($0.02)	$0.03	($0.14)	$0.02	$0.07
Net Unrealized Gains / (Losses) Per Share	$0.56	($0.54)	$0.61	$0.12	($0.27)
Net Asset Value Per Share at Period End	$5.53	$3.46	$3.89	$3.90	$3.70
Distributions Paid / Declared Per Share	$0.249	$0.249	$0.10	$0.10	$0.10

Portfolio and Investment Activity

As of September 30, 2021, GECC held total investments of $246.7 million at fair value, as follows:

•

46 debt investments, totaling approximately $185.7 million and representing 75.3% of the fair market value of our total investments. Secured debt investments comprised a substantial majority of the fair market value of our debt investments.

•	5 income generating equity investments, totaling approximately $35.3 million, representing 14.3% of the fair market value of our total investments.
•	8 other equity investments, totaling approximately $16.5 million and representing 6.7% of the fair market value of our total investments.
•

Special Purpose Acquisition Company (SPAC) instruments totaling approximately $9.3 million, which consist of SPAC common stock and warrants, representing approximately 3.8% of the fair market value of our total investments.

As of September 30, 2021, the weighted average current yield on our debt portfolio was 11.3%. Floating rate instruments comprised approximately 38.5% of the fair market value of debt investments.

During the quarter ended September 30, 2021, we deployed approximately $71.1 million into 25 investments(2) excluding SPACs, at a weighted average current yield of 10.0%. The weighted average price of our new debt investments was 99% of par.

During the quarter ended September 30, 2021, we monetized, in part or in full, 21 investments for approximately $30.0 million(3) excluding SPACs, at a weighted average current yield of 9.4%. The weighted average realized price was 100% of par. We also monetized $0.4 million of SPAC securities during the period.

Financial Review

Total investment income for the quarter ended September 30, 2021 was approximately $7.4 million, or $0.31 per share. Total expenses for the quarter ended September 30, 2021 were approximately $5.8 million, or $0.24 per share.

Net realized gains for the quarter ended September 30, 2021 were approximately $1.7 million, or $0.07 per share. Net unrealized depreciation from investments for the quarter ended September 30, 2021 was approximately $6.4 million, or $0.27 per share.

Liquidity and Capital Resources

As of September 30, 2021, our unrestricted cash balance was approximately $20.6 million, exclusive of holdings of United States Treasury Bills.

Total debt outstanding (par value) as of September 30, 2021 was $151.7 million, comprised of $10.0 million outstanding on our $25.0 million revolving credit facility due May 2024, our 6.50% senior notes due June 2024 (NASDAQ: GECCN), our 6.75% senior notes due January 2025 (NASDAQ: GECCM), and our 5.875% senior notes due June 2026 (NASDAQ: GECCO).

Distributions

GECC’s board of directors has approved a $0.10 per share cash distribution for the quarter ending March 31, 2022. The record and payment dates for the distribution are expected to be set by GECC in the fourth quarter pursuant to authority granted by its board of directors.

Conference Call and Webcast

GECC will discuss these results in a conference call later this morning (Friday, November 5, 2021) at 11:00 a.m. ET.

Conference Call Details

Date/Time:Friday, November 5, 2021 – 11:00 a.m. ET

Participant Dial-In Numbers:

(United States):844-820-8297

(International):661-378-9758

To access the call, please dial-in approximately five minutes before the start time and, when asked, provide the operator with passcode "GECC." An accompanying slide presentation will be available in .pdf format via the “Investor Relations” section of Great Elm Capital Corp.’s website at http://www.investor.greatelmcc.com/events-and-presentations/presentations after the issuance of the earnings release.

Webcast

The call and presentation will also be simultaneously webcast over the Internet via the Investor Relations section of GECC’s website or by clicking on the conference call link: Great Elm Capital Corp (GECC) Q3 2021 Conference Call Webcast.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, specialty finance company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses. GECC elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock, the performance of GECC’s portfolio and investment manager and risks associated with the economic impact of the COVID-19 pandemic on GECC and its portfolio companies. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Endnotes:

(1) The per share figures are based on a weighted average outstanding share count for the respective period.

(2) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and capitalized PIK income. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

(3) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

Media & Investor Contact:

Investor Relations

investorrelations@greatelmcap.com

Adam Prior

The Equity Group Inc.

+1 (212) 836-9606

aprior@equityny.com

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (unaudited)

Dollar amounts in thousands (except per share amounts)

	September 30, 2021	December 31, 2020
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $187,299 and $147,494, respectively)	$170,681	$112,116
Non-affiliated, non-controlled short-term investments, at fair value (amortized cost of $139,991 and $74,997, respectively)	139,986	74,998
Affiliated investments, at fair value (amortized cost of $127,254 and $109,840, respectively)	36,881	29,289
Controlled investments, at fair value (amortized cost of $34,786 and $7,630, respectively)	39,173	10,243
Total investments	386,721	226,646

Cash and cash equivalents	20,609	52,582
Restricted cash	5	600
Receivable for investments sold	1,820	-
Interest receivable	4,412	2,423
Dividends receivable	880	-
Due from portfolio company	3	837
Due from affiliates	11	-
Deferred financing costs	432	-
Prepaid expenses and other assets	336	240
Total assets	$415,229	$283,328

Liabilities
Notes payable 6.50% due September 18, 2022 (including unamortized discount of $0 and $494, respectively)	$-	$29,799
Notes payable 6.75% due January 31, 2025 (including unamortized discount of $852 and $1,042, respectively)	44,758	44,568
Notes payable 6.50% due June 30, 2024 (including unamortized discount of $1,202 and $1,529, respectively)	41,621	41,294
Notes payable 5.875% due June 30, 2026 (including unamortized discount of $2,137)	55,363	-
Revolving credit facility	10,000	-
Payable for investments purchased	152,624	75,511
Interest payable	56	328
Distributions payable	-	1,911
Accrued incentive fees payable	10,064	9,176
Due to affiliates	1,022	764
Accrued expenses and other liabilities	296	362
Total liabilities	$315,804	$203,713

Commitments and contingencies	$-	$-

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 26,905,668 shares issued and outstanding and 23,029,453 shares issued and outstanding, respectively)	$269	$230
Additional paid-in capital	245,424	230,504
Accumulated losses	(146,268)	(151,119
Total net assets	$99,425	$79,615
Total liabilities and net assets	$415,229	$283,328
Net asset value per share	$3.70	$3.46

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

Dollar amounts in thousands (except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments	$3,765	$2,718	$9,337	$9,800
Non-affiliated, non-controlled investments (PIK)	63	-	161	-
Affiliated investments	305	246	889	716
Affiliated investments (PIK)	1,588	1,321	4,595	3,842
Controlled investments	151	90	161	188
Total interest income	5,872	4,375	15,143	14,546
Dividend income from:
Non-affiliated, non-controlled investments	435	401	1,369	404
Controlled investments	480	880	1,440	1,760
Total dividend income	915	1,281	2,809	2,164
Other income from:
Non-affiliated, non-controlled investments	561	295	642	351
Affiliated investments (PIK)	-	-	282	75
Controlled investments	25	-	25	12
Total other income	586	295	949	438
Total investment income	$7,373	$5,951	$18,901	$17,148

Expenses:
Management fees	$876	$609	$2,301	$1,898
Incentive fees	382	482	888	810
Administration fees	175	152	511	547
Custody fees	13	20	39	59
Directors’ fees	61	49	172	151
Professional services	937	287	1,613	794
Interest expense	3,147	2,225	7,636	6,920
Other expenses	209	194	561	468
Total expenses	$5,800	$4,018	$13,721	$11,647
Net investment income	$1,573	$1,933	$5,180	$5,501

Net realized and unrealized gains (losses):
Net realized gain (loss) on investment transactions from:
Non-affiliated, non-controlled investments	$1,770	$(262)	$38	$(11,760)
Affiliated investments	(110)	-	(4,162)	-
Controlled investments	-	-	140	-
Realized gain on repurchase of debt	-	120	-	1,237
Total net realized gain (loss)	1,660	(142)	(3,984)	(10,523)
Net change in unrealized appreciation (depreciation) on investment transactions from:
Non-affiliated, non-controlled investments	(3,202)	3,544	13,994	(13,699)
Affiliated investments	(3,568)	319	(5,062)	(5,796)
Controlled investments	406	2,050	1,774	2,194
Total net change in unrealized appreciation (depreciation)	(6,364)	5,913	10,706	(17,301)
Net realized and unrealized gains (losses)	$(4,704)	$5,771	$6,722	$(27,824)
Net increase (decrease) in net assets resulting from operations	$(3,131)	$7,704	$11,902	$(22,323)

Net investment income per share (basic and diluted):	$0.07	$0.18	$0.22	$0.53
Earnings per share (basic and diluted):	$(0.13)	$0.72	$0.50	$(2.17)
Weighted average shares outstanding (basic and diluted):	23,914,447	10,660,894	23,610,050	10,307,771